Exhibit 10.5
Loan No.
ESTOPPEL CERTIFICATE
     The undersigned hereby certifies to PNC Bank, National Association, and its affiliates and their respective successors and assigns (“Lender”) that, as of December 21, 2007:
1.	Aurora Medical Group, Inc., a Wisconsin non-stock corporation (“Tenant”) is or will soon be the tenant, and NNN Eastern Wisconsin Medical Portfolio, LLC (“Landlord”) is the current landlord, on the premises commonly known as (the “Premises”).

2.	Tenant is renting the Premises from Landlord pursuant to lease agreement titled Lease, dated December 21, 2007 (the “Original Lease”). The Original Lease has not been modified or amended, except as attached:

[tenant may attach copies of all lease modifications/amendments to this estoppel in lieu of detailing each modification/amendment]. The Original Lease, as amended or modified, is hereinafter referred to as the “Lease.”

3.	Tenant owns no options to extend the term of the Lease, options to purchase the Premises, rights of first refusal or other rights to acquire an interest in the Premises except as set forth in the Lease.

4.	The date upon which the term of the Lease actually commenced was December 21, 2007. The Lease is in full force and effect and is the only agreement between Landlord and Tenant relating to occupancy of the Premises. The earliest date upon which the Lease expires under the Lease December 31, 2022.

5.	Tenant has accepted possession of and is currently open for business in the Premises, and acknowledges that Landlord has completed all of the improvements required to be made by it, to Tenant’s satisfaction. Tenant acknowledges receipt of full payment for any tenant allowance or similar up-front sum to be paid by Landlord. All conditions to Tenant’s obligation to pay all rents and other payments required under the Lease have been satisfied.

6.	No one other than Landlord, Tenant, Tenant’s employees, and other occupants or subtenants permitted under the Lease occupies or has any right to occupy, through Tenant, any part of the Premises.

7.	No rent or other payments have been paid, and Tenant agrees that no rent or other payments will in the future be paid, more than one (1) month in advance of their due date.

8.	As of the date hereof, the minimum rent obligation under the Lease is $ per month and the monthly billing for impounds of additional rent for common area expenses, insurance, real estate taxes and the like is $0.00 per month (Tenant is to pay for all such expenses under the terms of the Lease).. Landlord currently holds Tenant no security deposits.

9.	There is no existing default or claimed default by either Landlord or Tenant under the Lease. No event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant under the Lease. Tenant has no existing defenses or offsets against Landlord’s enforcement of the Lease.

10.	No actions, voluntary or otherwise, are pending against Tenant or any of its general partners under any bankruptcy, receivership, insolvency or similar laws of the United States or any state thereof.

11.	To the best of Tenant’s knowledge, its use, maintenance and operation of the Premises complies with, and will at all times comply with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities, including those relating to environmental, health or safety matters. Tenant does not and will not engage in any activity which would involve the use of the Premises for the storage, generation, use, treatment, transportation or disposal of any chemical, material or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited or regulated by any federal, state, county, regional, local or other governmental authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the other tenants and occupants of Landlord’s property, except in quantities common for Tenant’s business and in compliance with applicable law.

12.	Tenant agrees to give to Lender, by certified mail, or by Federal Express or other comparable overnight delivery service, addressed to:
PNC Bank, National Association
c/o Midland Loan Services, Inc.
10851 Mastin
Overland Park, Kansas 66210
or such other address as Lender may provide, a copy of any notice of default served upon Landlord under the Lease. Tenant agrees that if Landlord fails to cure such default within the time provided for in the Lease, then Lender shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default if within such thirty (30) days Lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation commencement of foreclosure proceedings), in which event and while such remedies are being diligently pursued by Lender, Tenant shall not declare a default under the Lease or exercise any of its rights and remedies (including any rights of self-help except in an emergency situation) under the Lease nor shall the Lease be terminated.
13.	Tenant agrees to pay, from and after receipt of notice from Lender that owner of the Premises has defaulted under Lender’s loan, all rents and other sums owing under the

Lease directly to Lender at the address set forth above or at such other address as Lender may specify.
The undersigned Tenant acknowledges that Lender will rely on this Estoppel Certificate in making a loan to Landlord.

“TENANT”

AURORA MEDICAL GROUP, INC.
a Wisconsin non-stock corporation

Dated: December , 2007	By:

Print Name: Donald J. Nestor
Title: Secretary/Treasurer

Agreed:	“LANDLORD”

NNN EASTERN WISCONSIN MEDICAL
PORTFOLIO, LLC
a Delaware limited liability company

Dated: , 20	By:

Print Name:
Title:

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